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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of OYO Geospace Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80003) of OYO Geospace Corporation of our report dated November 24, 2003 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 24, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


                                       /s/ PricewaterhouseCoopers LLP

Houston, Texas
December 3, 2003